UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2023

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State of other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On October 12, 2023, the Human Resources Committee (the "Committee") of the Board of Directors of Ameren Corporation (“Ameren”) approved a grant of performance-based restricted stock units ("RSUs") having an aggregate grant date value of $5.0 million (the "Award") to Michael L. Moehn, Senior Executive Vice President and Chief Financial Officer. The Award was granted effective as of November 1, 2023 (the "Effective Date") and will vest on October 31, 2028, subject to Mr. Moehn's continued service with Ameren during the five-year performance period. The Award is intended to (i) ensure leadership continuity following the previously announced retirement of Warner L. Baxter, Executive Chairman, on November 2, 2023, in support of the execution of Ameren's long-term business strategy; (ii) serve as a critical retention tool in a highly competitive environment for senior executives with Mr. Moehn's skills, experience, and track record of strong performance as demonstrated by his contributions to Ameren's financial performance, strategy, organizational leadership and execution of major initiatives; and (iii) further strengthen the alignment between compensation and long-term value creation for the benefit of shareholders and customers.

The number of RSUs underlying the Award, at target, will be determined by dividing the total dollar value of the special award by the average share price of Ameren's common stock, par value $0.01 per share, for the 30 trading days immediately preceding the Effective Date. As shown in the following table, the actual number of RSUs earned will vary from 75% to 125% of the initial grant value based on Ameren's total shareholder return ("TSR") performance over the five-year performance period that begins on the Effective Date.

Percentile Performance of Relative TSR	Payout Opportunity
≤25th percentile	75%
50th percentile	100%
≥75th percentile	125%

Ameren's TSR performance will be measured relative to Ameren's 2023 TSR Peer Group, as set forth in its definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2023. If Ameren's absolute TSR is negative at the end of the performance period, the maximum payout percentage may not exceed 100%. The Committee does not have discretion to increase or decrease the payout percentage. Subject to Mr. Moehn's continuous service with Ameren through the vesting date, the Award will vest upon payment following the end of the five-year performance period, with limited exceptions as set forth in the award agreement and Ameren's 2022 Omnibus Incentive Compensation Plan, including upon death and disability. The Award does not provide for pro rata vesting in connection with Mr. Moehn’s retirement. Amounts earned under the Award will be settled in shares of Ameren common stock to be delivered following the end of the performance period, including shares acquired pursuant to dividend equivalent rights that have accrued throughout the performance period. These shares will be subject to the forfeiture and clawback provisions applicable to equity-based awards as set forth in the award agreement and in Ameren's Financial Statement Compensation Recoupment Policy. The terms and conditions of the Award were developed with input from and recommended by the Committee's independent compensation consultant.

This summary of the Award is qualified in its entirety by reference to the award agreement, which Ameren will file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Chonda J. Nwamu
Name:	Chonda J. Nwamu
Title:	Executive Vice President, General Counsel and Secretary

Date: October 17, 2023